Exhibit 1.1

                       REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT, dated as of December 16, 1998 (this "Agreement"), among CINERGY CORP., a Delaware corporation (the "Company") and MORGAN STANLEY & CO. INCORPORATED, ABN AMRO Incorporated and Chase Securities Inc. as the initial purchasers (the "Initial Purchasers") of the 6.53% Debentures due 2008 of the Company.

         This Agreement is made pursuant to the Purchase Agreement, dated as of December 9, 1998, among the Company and the Initial Purchasers (the "Purchase Agreement"). In order to induce the Initial Purchasers to enter into the Purchase agreement, the Company has agreed to provide the registration rights provided for in the Agreement to the Initial Purchasers and their respective direct and indirect transferees. The execution of the Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

         1.  Certain Definitions.

         For purposes of this Registration Rights Agreement, the following terms shall have the following respective meanings:

               (a) "Closing Date" means the date on which the Debentures are initially issued.

               (b) "Commission" means the Securities and Exchange
         Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

               (c) "Debentures" means the 6.53 % Debentures due 2008, to be issued under the Indenture and sold by the Company to the Initial Purchasers, and Debentures (other than Exchange Debentures) issued in exchange therefor or in lieu thereof pursuant to the Indenture.

               (d) "Effectiveness Period" means the period commencing with the date hereof and ending on the date that all Debentures have ceased to be Registrable Debentures.

               (e) "Effective Time", in the case of (i) an Exchange Offer, means the time and date as of which the Commission declares the Exchange Offer Registration Statement effective or as of which the Exchange Offer Registration Statement otherwise becomes effective and

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         (ii) a Shelf Registration, means the time and date as of
         which the Commission declares the Shelf Registration effective or as of which the Shelf Registration otherwise becomes effective.

               (f) "Exchange Act" means the Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended from time to time.

               (g) "Exchange Offer" has the meaning assigned thereto in
         Section 2(a).

               (h) "Exchange Offer Registration Statement" has the meaning assigned thereto in Section 2(a).

               (i) "Exchange Registration" has the meaning assigned thereto in Section 3(f).

               (j) "Exchange Debentures" has the meaning assigned thereto in Section 2(a).

               (k) "Holder" means each Initial Purchaser for so long as it owns any Registrable Debentures, and such of its respective successors and assigns who acquire Registrable Debentures, directly or indirectly, from such person or from any successor or assign of such person, in each case for so long as such person owns any Registrable Debentures.

               (l) "Indenture" means the Indenture, dated as of December 16, 1999, between the Company and The Fifth Third Bank, as Trustee, as the same shall be amended from time to time.

               (m) "Initial Purchasers" mean Morgan Stanley & Co.
         Incorporated, Chase Securities Inc., and ABN AMRO Incorporated.

               (n) "Person" means a corporation, association, partnership, limited liability company, business, individual, or any other entity or organization, including any government or political subdivision thereof or governmental agency.

               (o) "Purchase Agreement" means the Purchase Agreement dated as of December 9, 1998 among the Company and the Initial
         Purchasers.

               (p) "Registrable Debentures" means the Debentures; provided, however, that the Debentures shall cease to be Registrable Debentures

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         when (i) the Debentures have been exchanged for Exchange Debentures in an Exchange Offer as contemplated in Section 2(a); (ii) in the circumstances contemplated by Section 2(b), a registration statement registering the Debentures under the Securities Act has been declared or becomes effective and the Debentures have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement; (iii) the Debentures are sold pursuant to Rule 144 under circumstances in which any legend borne by the Debentures relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed or the Debentures are eligible to be sold pursuant to paragraph (k) of Rule 144; or (iv) the Debentures shall cease to be outstanding.

               (q) "Registration Default" has the meaning assigned thereto in
         Section 2(c).

               (r) "Additional Interest" has the meaning assigned thereto in Section 2(c).

               (s) "Registration Expenses" has the meaning assigned thereto in Section 4.

               (t) "Resale Period" means the period beginning on the date the Shelf Registration becomes effective and ending on the earlier of (i) the Shelf Registration ceasing to be effective or (ii) the second anniversary of the Closing Date.

               (u) "Restricted Holder" means (i) a holder that is an affiliate of the Company within the meaning of Rule 405, (ii) a holder who acquires Exchange Debentures outside the ordinary course of such holder's business, (iii) a holder who has arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing Exchange Debentures, or (iv) a broker-dealer who receives Debentures for its own account but did not acquire the Debentures as a result of market-making activities or other trading activities.

               (v) "Rule 144," "Rule 405" and "Rule 415" means, in each case, such rule promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

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               (w) "Securities Act" means the Securities Act of 1933 and
         the rules and regulations promulgated by the SEC thereunder, all as the same shall be amended from time to time.

               (x) "Shelf Registration Statement" has the meaning assigned thereto in Section 2(b).

               (y) "Trust Indenture Act" means the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

         Unless the context otherwise requires, any reference herein to a "Section" or "clause" refers to a Section or clause, as the case may be, of this Agreement, and the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. Unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time.

           2.   Registration Under the Securities Act.

               (a) Except as set forth in Section 2(b), the Company agrees to use its reasonable best efforts to file under the Securities Act a registration statement (the "Exchange Offer Registration Statement") relating to an offer to exchange (the "Exchange Offer") any and all of the Debentures for a like aggregate amount of Debentures issued by the Company, which have the same terms as the Debentures (and are entitled to the benefits of a trust indenture which has been qualified under the Trust Indenture Act), except that they have been registered pursuant to an effective registration statement under the Securities Act, do not contain restrictions on transfers and do not contain provisions for the additional interest contemplated in Section 2(c) below (such new Debentures hereinafter called "Exchange Debentures"). The Company agrees to use its reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act within 180 days after the Closing Date. The Company agrees to use its reasonable best efforts to register the Exchange Offer under the Securities Act on the appropriate form and to comply with all applicable requirements of the Securites Act, the Exchange Act and other applicable laws in connection with the Exchange Offer. The Company further agrees to use its reasonable best efforts to commence and complete the Exchange Offer promptly after the Exchange Offer Registration Statement has become effective for all Debentures that have

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         been properly tendered and not withdrawn on or prior to the expiration of the Exchange Offer. The Exchange Offer will be deemed completed only (i) if the Exchange Debentures received by holders (other than Restricted Holders) in the Exchange Offer for Debentures are, upon receipt, transferable by each such holder without restriction imposed thereon by the Securities Act or the Exchange Act and without material restrictions imposed thereon by the blue sky or securities laws of a substantial majority of the States of the United States of America and
         (ii) upon the Company having exchanged, pursuant to the Exchange
         Offer, Exchange Debentures for all Debentures that have been properly tendered and not withdrawn before the expiration of the Exchange
         Offer, which shall be on a date that is at least 30 days following the commencement of the Exchange Offer.

               (b) If (i) because of any change in law or in applicable interpretations by the staff of the Commission, the Company is not permitted to effect the Exchange Offer or (ii) in the case of any holder, other than a Restricted Holder, that participates in the Exchange Offer, such holder does not receive Exchange Debentures on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of the Company within the meaning of the Securities Act), then in addition to or in lieu of conducting the Exchange Offer contemplated by Section 2(a), the Company shall file under the Securities Act as promptly as practicable a "shelf" registration statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Debentures, pursuant to Rule 415 or any similar rule that may be adopted by the Commission (the "Shelf Registration Statement"). The Company agrees to use its reasonable best efforts to cause the Shelf Registration Statement to become or be declared effective and to keep such Shelf Registration Statement continuously effective for a period ending on the earlier of (i) the second anniversary of the Closing Date or (ii) such time as there are no longer any Registrable Debentures outstanding. The Company further agrees to supplement or make amendments to the Shelf Registration Statement, as and when required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement or by the Securities Act or rules and regulations thereunder for shelf registrations, and the Company agrees to furnish to the holders of the Registrable Debentures copies of any such supplement or amendment prior to its being used or promptly following its filing with the Commission.

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               (c)  If any of the following events (any such event a
         "Registration Default") shall occur, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable in respect of the Debentures as follows:

                       (i) if the Exchange Offer Registration Statement or a
                  Shelf Registration Statement is not filed with the Commission within 150 days following the Closing Date, then commencing on the 151st day after the Closing Date, Additional Interest shall accrue on the principal amount of the Debentures at a rate of 0.25% per annum; or

                      (ii) if neither the Exchange Offer Registration Statement
                  nor a Shelf Registration Statement is declared effective by the Commission on or prior to the 180th day following the Closing Date, then commencing on the 181st day after the Closing Date, Additional Interest shall accrue on the principal amount of the Debentures at a rate of 0.25% per annum; or

                     (iii) if either (A) the Company has not exchanged Exchange
                  Debentures for all Debentures validly tendered and not withdrawn, in accordance with the terms of the Exchange Offer, on or prior to 35 days after the date on which the Exchange Offer Registration Statement was declared effective, or (B) if applicable, the Shelf Registration Statement has been declared effective but such Shelf Registration Statement ceases to be effective at any time prior to two years from the Closing Date, then commencing on (x) the 36th day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective, in the case of (B) above, Additional Interest shall accrue on the principal amount of Debentures at a rate of 0.25% per annum.

provided, however, that the Additional Interest rate on the Debentures, shall not exceed in the aggregate 0.25% per annum; provided further, however, that
(1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above), (3) upon the exchange of Exchange Debentures for all Debentures validly tendered and not withdrawn (in the case of clause (iii) (A) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii) (B) above), or (4) upon the termination of certain transfer restrictions on the Debentures as a result of the

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application of Rule 144(k), Additional Interest on the Debentures as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

               (d) Any reference herein to a registration statement shall be deemed to include any document incorporated therein by reference as of the applicable Effective Time and any reference herein to any post-effective amendment to a registration statement shall be deemed to include any document incorporated therein by reference as of a time after such Effective Time.

               (e) Notwithstanding any other provision of this Agreement, no holder of Registrable Debentures who does not comply with the provisions of Section 3(d), if applicable, shall be entitled to receive Additional Interest unless and until such holder complies with the provisions of such section, if applicable.

         3.   Registration Procedures.

         The following provisions shall apply to registration statements filed pursuant to Section 2:

               (a) At or before the Effective Time of the Exchange Offer or the Shelf Registration Statement, as the case may be, the Company shall qualify the Indenture under the Trust Indenture Act.

               (b) In connection with the Company's obligations with respect to the Shelf Registration Statement, if applicable, the Company shall, as soon as reasonably practicable (or as otherwise specified herein):

                       (i) prepare and file with the Commission a registration
                  statement with respect to the Shelf Registration Statement on any form which may be utilized by the Company and which shall permit the disposition of the Registrable Debentures in accordance with the intended method or methods thereof, as specified in writing by the holders of the Registrable Debentures, and use its reasonable best efforts to cause such registration statement to become effective as soon as practicable thereafter;

                      (ii) prepare and file with the Commission such amendments
                  and supplements to such registration statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such registration statement for the

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                  period specified in Section 2(b) and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such registration statement, and furnish to the holders of the Registrable Debentures copies of any such supplement or amendment simultaneously with or prior to its being used or filed with the Commission;

                     (iii) comply, as to all matters within the Company's
                  control, with the provisions of the Securities Act with respect to the disposition of all of the Registrable Debentures covered by such registration statement in accordance with the intended methods of disposition by the holders thereof provided for in such registration statement;

                      (iv) provide to any of (A) the holders of the Registrable
                  Debentures to be included in such registration statement, (B) the underwriters (which term, for purposes of this Agreement, shall include a person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, thereof, (C) the sales or placement agent, if any, therefor,
                  (D) counsel for such underwriters or agent and (E) not more than one counsel for all the holders of such Registrable Debentures who so request of the Company in writing the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission and each amendment or supplement thereto;

                       (v) for a reasonable period prior to the filing of such
                  registration statement, and throughout the Resale Period, make available at reasonable times at the Company's principal place of business or such other reasonable place for inspection by the persons referred to in Section 3(b)(iv), who shall certify to the Company that they have a current intention to sell their Registrable Debentures pursuant to the Shelf Registration Statement, such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary, in the judgment of the respective counsel referred to in such Section, to conduct a reasonable investigation within the meaning of
                  Section 11 of the Securities Act; provided, however, that each such party shall be required to maintain in confidence and not to disclose to any other person any information or records reasonably designated

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                  by the Company in writing as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), or (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prompt prior written notice of such requirement and the opportunity to contest the same or seek an appropriate protective order), or (C) such information is required to be set forth in such registration statement or the prospectus included therein or in an amendment to such registration statement or an amendment or supplement to such prospectus in order that such registration statement, prospectus, amendment or supplement, as the case may be, does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

                      (vi) promptly notify the selling holders of Registrable
                  Debentures, the sales or placement agent, if any, therefor and the managing underwriter or underwriters, if any, thereof named in the Shelf Registration Statement or a supplement thereto, and confirm such notice in writing, (A) when such registration statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation or written threat of any proceedings for that purpose, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Debentures for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose, or (D) at any time when a prospectus is required to be delivered under the Securities Act, that such registration statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder;

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                     (vii) use its reasonable best efforts to obtain the
                  withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the earliest practicable date;

                    (viii) if requested by any managing underwriter or
                  underwriters, any placement or sales agent or any holder of Registrable Debentures, promptly incorporate in a prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission relating to the terms of the sale of such Registrable Debentures, including information with respect to the principal amount of Registrable Debentures being sold by such holder or agent or to any underwriters, the name and description of such holder, agent or underwriter, the offering price of such Registrable Debentures and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Debentures to be sold by such holder or agent or to such underwriters; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                      (ix) furnish to each holder of Registrable Debentures,
                  each placement or sales agent, if any, therefor, each underwriter, if any, thereof and the respective counsel referred to in Section 3(b)(iv) an executed copy (or, in the case of a holder of Registrable Debentures, a conformed copy) of such registration statement, each such amendment or supplement thereto (in each case including all exhibits thereto) and such number of copies of such registration statement (excluding exhibits thereto) and of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder; and the Company hereby consents to the use of such prospectus (including any such preliminary or summary prospectus) and any amendment or supplement thereto by each such holder and by any such agent and underwriter, in each case in the form most recently provided to such person by the Company in connection with the offering and sale of the Registrable Debentures covered by the prospectus (including any

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                  such preliminary or summary prospectus) or any supplement or amendment thereto; and

                       (x) use its reasonable best efforts to (A) register or
                  qualify the Registrable Debentures to be included in such registration statement under such securities laws or blue sky laws of such United States jurisdictions as any holder of such Registrable Debentures and each placement or sales agent, if any, therefor and underwriter, if any, thereof shall reasonably request, and (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the period the Shelf Registration Statement is required to remain effective under
                  Section 2(b) and for so long as may be necessary to enable any such holder, agent or underwriter to complete its distribution of Debentures pursuant to such registration statement but in any event not later than the date through which the Company is required to keep the Shelf Registration Statement effective pursuant to Section 2(b); provided, however, that the Company shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(b)(x), (2) consent to general service of process in any such jurisdiction or (3) make any changes to its certificate of incorporation or by-laws or any agreement between it and its stockholders.

In case any of the foregoing obligations is dependent upon information provided or to be provided by a party other than the Company, such obligation shall be subject to the provision of such information by such party; provided that the Company shall use its reasonable best efforts to obtain the necessary information from any party responsible for providing such information.

               (c) In the event that the Company would be required, pursuant to Section 3(b)(vi)(D), to notify the selling holders of Registrable Debentures, the placement or sales agent, if any, therefor or the managing underwriters, if any, thereof named in the Shelf Registration Statement or a supplement thereto of the existence of the circumstances described therein, the Company shall promptly prepare and furnish to each such holder, to each placement or sales agent, if any, and to each such underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Debentures, such prospectus shall conform in all material

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         respects to the applicable requirements of the Securities Act and the
         Trust Indenture Act and the rules and regulations of the Commission thereunder. Each holder of Registrable Debentures agrees that upon receipt of any notice from the Company, pursuant to Section 3(b)(vi)(D), such holder shall forthwith discontinue (and cause any placement or sales agent or underwriters acting on their behalf to discontinue) the disposition of Registrable Debentures pursuant to the registration statement applicable to such Registrable Debentures until such holder (i) shall have received copies of such amended or supplemented prospectus and, if so directed by the Company, such holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus covering such Registrable Debentures at the time of receipt of such notice or (ii) shall have received notice from the Company that the disposition of Registrable Debentures pursuant to the Shelf Registration Statement may continue.

               (d) The Company may require each holder of Registrable Debentures as to which any registration pursuant to Section 2(b) is being effected to furnish to the Company such information regarding such holder and such holder's intended method of distribution of such Registrable Debentures as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Securities Act. Each such holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such holder to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such holder or such holder's intended method of disposition of such Registrable Debentures or omits to state any material fact regarding such holder or such holder's intended method of disposition of such Registrable Debentures required to be stated therein or necessary to make the statements therein not misleading, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such holder or the disposition of such Registrable Debentures, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (e) Until the expiration of two years after the Closing Date, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144) to resell any of the Debentures that have been reacquired by any

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         of them except pursuant to an effective registration statement under the Securities Act.

               (f) In connection with the Company's obligations with respect to the registration of Exchange Debentures as contemplated by Section 2(a) (the "Exchange Registration"), if applicable, the Company shall, as soon as reasonably practicable (or as otherwise specified):

                       (i) prepare and file with the Commission such amendments
                  and supplements to the Exchange Offer Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness thereof for the periods and purposes contemplated in Section 2(a) hereof and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of the Exchange Offer Registration Statement, and promptly provide each broker-dealer holding Exchange Debentures with such number of copies of the prospectus included therein (as then amended or supplemented), in conformity in all material respects with the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, as such broker-dealer reasonably may request for use in connection with resales of Exchange Debentures;

                      (ii) promptly notify each broker-dealer that has
                  requested or received copies of the prospectus included in the Exchange Offer Registration Statement, and confirm such advice in writing, (A) when any prospectus amendment or supplement or post-effective amendment to the Exchange Offer Registration Statement has been filed, and, with respect to any post-effective amendment to the Exchange Offer Registration Statement, when the same has become effective,
                  (B) of the issuance by the Commission of any stop order suspending the effectiveness of the Exchange Offer Registration Statement or the initiation or threatening of any proceedings for that purpose, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Exchange Debentures for sale in any United States jurisdiction or the initiation or threatening in writing of any proceeding for such purpose, or (D) at any time when a prospectus is required to be delivered under the Securities Act, that the Exchange Offer Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of

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                  the Securities Act and the Trust Indenture Act and the
                  rules and regulations of the Commission thereunder;

                     (iii) in the event that the Company would be required,
                  pursuant to Section 3(f)(ii)(D), to notify any broker-dealers holding Exchange Debentures, promptly prepare and furnish to each such holder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of such Exchange Debentures, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder or notify such broker-dealers that the offer and sale of Exchange Debentures pursuant to the Exchange Offer Registration Statement may continue;

                      (iv) use its reasonable best efforts to obtain the
                  withdrawal of any order suspending the effectiveness of the Exchange Offer Registration Statement or any post-effective amendment thereto at the earliest practicable date;

                       (v) use its reasonable best efforts to register or
                  qualify the Exchange Debentures under the securities laws or blue sky laws of such jurisdictions as are contemplated by
                  Section 2(a) no later than the commencement of the Exchange Offer, provided, however, that the Company shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(f)(v), (2) consent to general service of process in any such jurisdiction or (3) make any changes to its certificate of incorporation or by-laws or any agreement between it and its stockholders; and

                      (vi) make generally available to its security holders as
                  soon as practicable but no later than eighteen months after the effective date of such registration statement, an earning statement of the Company and its subsidiaries complying with
                  Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder).

In case any of the foregoing obligations is dependent upon information provided or to be provided by a party other than the Company, such obligation shall be subject to the provision of such information; provided that the Company shall use its reasonable best efforts to obtain the necessary information from any party responsible for providing such information.

           4.   Registration Expenses.

         The Company agrees to bear and to pay or cause to be paid promptly upon request being made therefor all expenses incident to the Company's performance of or compliance with this Agreement, including (a) all Commission and any NASD registration and filing fees and expenses, (b) all fees and expenses in connection with the qualification of the Debentures or Exchange Debentures for offering and sale under the State securities and blue sky laws referred to in Section 3(b)(x) and Section 3(f)(v) hereof, including reasonable fees and disbursements of one counsel for the placement or sales agent or underwriters, if any, in connection with such qualifications, (c) all expenses relating to the preparation, printing, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the certificates representing the Debentures and all other documents relating hereto, (d) fees and expenses of the Trustee under the Indenture, and of any escrow agent or custodian, (e) internal expenses (including all salaries and expenses of the Company's officers and employees performing legal or accounting duties), (f) fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or "cold comfort" letters required by or incident to such performance and compliance) and (g) reasonable fees, disbursements and expenses of one counsel for the holders of Registrable Debentures retained in connection with a Shelf Registration Statement, as selected by the holders of at least a majority in aggregate principal amount of the Registrable Debentures being registered and approved by the Company, and fees, expenses and disbursements of any other persons, including special experts, retained by the Company in connection with such registration (collectively, the "Registration Expenses"). To the extent that any Registration Expenses are incurred, assumed or paid by any holder of Registrable Debentures or any placement or sales agent therefor or underwriter thereof, the Company shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a documented request therefor. Notwithstanding the foregoing, the holders of the Registrable Debentures being registered shall pay all agency fees and commissions and underwriting discounts and commissions attributable to the sale of such Registrable Debentures and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above.

           5.   Representations and Warranties

         The Company represents and warrants to, and agrees with, the Initial Purchasers and each of the holders from time to time of Registrable Debentures that:

               (a) Each registration statement covering Registrable Debentures and each prospectus (including any preliminary or summary prospectus) contained therein or furnished pursuant to
         Section 3(c) or Section 3(f) hereof and any further amendments or supplements to any such registration statement or prospectus, when it becomes effective or is filed with the Commission, as the case may be, and, in the case of an underwritten offering of Registrable Debentures, at the time of the closing under the underwriting agreement relating thereto, will conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at all times subsequent to the Effective Time when a prospectus would be required to be delivered under the Securities Act, other than from such time as a notice has been given to holders of Registrable Debentures pursuant to Section 3(b)(vi)(D) or Section 3(f)(ii)(D) hereof until such time as the Company furnishes an amended or supplemented prospectus pursuant to Section 3(c) or Section 3(f)(iii) hereof or such time as the Company provides notice that offers and sales pursuant to the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, may continue, each such registration statement, and each prospectus (including any summary prospectus) contained therein or furnished pursuant to Section 3(b) or Section 3(f) hereof, as then amended or supplemented, will conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of a holder of Registrable Debentures expressly for use therein.

               (b) Any documents incorporated by reference in any prospectus referred to in Section 5(a) hereof, when they become or became effective or are or were filed with the Commission, as the case may be, will conform or conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a holder of Registrable Debentures expressly for use therein.

               (c) The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, except to the extent that any such contravention would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, any indenture or instrument relating to indebtedness for money borrowed or any agreement to which the Company is a party or any order, rule, regulation or decree of any court or governmental agency or authority located in the United States having jurisdiction over the Company or any property of the Company; and, to the best knowledge of the Company, no consent, authorization or order of, or filing or registration with, any court or governmental agency or authority is required for the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act contemplated hereby, qualification of the Indenture, under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or blue sky laws.

               (d) This Agreement has been duly authorized, executed and delivered by the Company.

           6.   Indemnification

               (a)  In connection with an Exchange Offer Registration
         Statement or a Shelf Registration Statement, the Company agrees to indemnify and hold harmless each of the holders of Registrable Debentures included in such Exchange Offer Registration Statement or Shelf Registration Statement, and each person who is named in such Exchange Offer Registration Statement or Shelf Registration Statement or a supplement thereto as a placement or sales agent or as an underwriter in any offering or sale of such Registrable Debentures and each person who controls any such person (each, a "Participant") from and against any and all losses, claims, damages and liabilities (including the fees and expenses of counsel in connection with any governmental or regulatory investigation or proceeding) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Debentures were registered under the Securities Act, or any preliminary, final or summary prospectus contained therein or furnished by the Company to any such Participant, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Participant expressly for use therein.

         (b) In case any action shall be brought against any Participant, based upon any registration statement under which the Registrable Debentures were registered under the Securities Act, or any preliminary, final or summary prospectus contained therein or furnished by the Company to any such Participant, or any amendment or supplement thereto and in respect of which indemnity may be sought against the Company, such Participant shall promptly notify the Company in writing, and the Company, upon the request of such Participant, shall assume the defense thereof on behalf of such Participant, including the employment of counsel and payment of all expenses. In any such action, any Participant shall have the right to employ its own counsel but the fees and expenses of such counsel shall be at the expense of such Participant unless (i) the employment of such counsel has been specifically authorized in writing by the Company or (ii) the named parties to any such action (including any impleaded parties) include both such Participant and the Company and such Participant shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one firm of local counsel) for all such Participants, which firm shall be designated in writing by you, and that such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for indemnification (or contribution as provided below) with respect to the settlement of any such action effected without its written consent, but if settled with the written consent of the Company or if there be a final judgment for the plaintiff in any such action, the Company agrees to indemnify and hold harmless any Participant from and against any loss or liability by reason of such settlement or judgment (or to make contribution as provided below).

         (c) Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Participant, but only with reference to information relating to such Participant furnished in writing by such Participant expressly for use in any registration statement under which such Registrable Debentures were registered under the Securities Act, or any preliminary, final or summary prospectus contained therein or furnished by the Company to any such Participant, or any amendment or supplement thereto. In case any action shall be brought against the Company, any of its directors or any such officer or controlling person based on any registration statement under which such Registrable Debentures were registered under the Securities Act, or any preliminary, final or summary prospectus contained therein or furnished by the Company to any such Participant, or any amendment or supplement thereto and in respect of which indemnity may be sought against any Participant, each Participant shall have the rights and duties given to the Company, and the Company, its directors or any such officer or controlling person shall have the rights and duties given to each Participant, by Section 6(b).

         (d) If the indemnification provided for in Section 6(a) is unavailable to any Participant or other indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then the Company, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Participants on the other from the offering of the Registrable Debentures or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Participants on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Participants on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total purchasing discounts and commissions received by the Participants, in each case as set forth in any registration statement under which such Registrable Debentures were registered under the Securities Act, or any preliminary, final or summary prospectus contained therein or furnished by the Company to any such Participant, or any amendment or supplement thereto. The relative fault of the Company and of the Participants shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Participants and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) If the indemnification provided for in this Section 6 is sought solely by the Company under Section 6(c) hereof and there is no claim for indemnification by any Participant arising out of the same misstatement or omission and if such indemnification is unavailable to the Company in respect of any losses, claims, damages or liabilities referred to in Section 6(c), then the Participants, in lieu of indemnifying the Company, shall contribute to the amount paid or payable by the Company as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Participants on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Participants on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Participants and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (f) The Company and the Participants agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the two immediately preceding paragraphs. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in such paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Participant shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Debentures purchased by it and distributed to the public were offered to the public in connection with the initial offering of the Debentures exceeds the amount of any damages which such Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The Participants' obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchasing percentages and not joint.

         (g) The indemnity and contribution agreements contained in this
Section 6 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Participant or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Registrable Debentures.

         7. Rule 144.

         The Company covenants to the holders of Registrable Debentures that the Company shall use its reasonable best efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder, all to the extent required from time to time to enable such holder to sell Registrable Debentures without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Debentures in connection with that holder's sale pursuant to Rule 144, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities under any section of the Exchange Act.

           8.   Miscellaneous.

               (a) No Inconsistent Agreements. The Company represents, warrants, covenants and agrees that it has not granted, and shall not grant, registration rights with respect to Registrable Debentures which would be inconsistent with the terms contained in this Agreement.

               (b) Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows: If to the Company, to it at 139 East Fourth Street, Cincinnati, Ohio 45202, Attn:
         Vice President and Treasurer; if to an Initial Purchaser, to it at the address for the Initial Purchasers set forth in the Purchase Agreement; and if to a holder, to the address of such holder set forth in the security register or other records of the Company or to such other address as the Company or any such holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

               (c) Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. In the event that any transferee of any holder of Registrable Debentures shall acquire Registrable Debentures, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a party hereto for all purposes and such Registrable Debentures shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Debentures such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by and to perform, all of the applicable terms and provisions of this Agreement.

               (d) Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any holder of Registrable Debentures, any director, officer or partner of such holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Debentures pursuant to the Purchase Agreement and the transfer and registration of Registrable Debentures by such holder and the consummation of an Exchange Offer.

               (e) LAW GOVERNING. THIS REGISTRATION RIGHTS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

               (f) Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

               (g) Entire Agreement; Amendments. This Agreement and the other writings referred to herein (including the Indenture) or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the holders of at least a majority in aggregate principal amount of the Registrable Debentures at the time outstanding. Each holder of any Registrable Debentures at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 8(g), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Debentures or is delivered to such holder.

               (h) Inspection. For so long as this Agreement shall be in effect, this Agreement and a complete list of the names and addresses of all the holders of Registrable Debentures shall be made available for inspection and copying on any business day by any holder of Registrable Debentures for proper purposes only (which shall include any purpose related to the rights of the holders of Registrable Debentures under the Debentures, the Indenture and this Agreement) at the offices of the Company at the address thereof set forth in Section 8(b) above, or at the office of the Trustee under the Indenture.

               (i) Counterparts. This Agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

               (j) Remedies. In the event of a breach by the Company of its obligations under this Agreement, each Holder of Registrable Debentures, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement; provided that the sole damages payable for a violation of the terms of this Agreement for which liquidated damages are expressly provided pursuant to Section 2(c) hereof shall be such liquidated damages. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

               (k) Successors and Assigns. Any person who purchases any Registrable Debentures from an Initial Purchaser shall be deemed, for purposes of this Agreement, to be an assignee of such Initial Purchaser. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Debentures.

               (l) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, illegal, void or unenforceable.

               (m) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

               (n) Further Assurances. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate and make effective the transactions contemplated hereby.

               (o) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Sections 4 or 5 hereof and the obligations to make payments of and provide for liquidated damages under Section 2(c) hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with their terms.

         Agreed to and accepted as of the date referred to above.

                                       CINERGY CORP.



                                       By: /s/ William Sheafer
                                           -----------------------------------
                                           Name: William Sheafer
                                           Title: Vice President and Treasurer


                                       MORGAN STANLEY & CO.
                                       INCORPORATED
                                       ABN AMRO INCORPORATED
                                       CHASE SECURITIES INC.

                                       By: MORGAN STANLEY & CO.
                                       INCORPORATED



                                       By: /s/ Michael Fusco
                                           -----------------------------------
                                           Name: Michael Fusco
                                           Title: Vice President

                               Cinergy Corp.

                                Certificate
                                -----------

         I, William Shaefer, Vice President and Treasurer of Cinergy Corp., a Delaware corporation (the "Company"), hereby certify that I have authorized the issuance by the Company of $200,000,000 aggregate principal amount of 6.53% Debentures due 2008 (the "Debentures") pursuant to the resolutions of the Board of Directors of the Company adopted July 29, 1998 with terms and provisions as set forth in the Purchase Agreement, dated December 9, 1998, between the Company and Morgan Stanley & Co. Incorporated, ABN AMRO Incorporated and Chase Securities Inc.


December 16, 1998
                                        /s/ William Sheafer
                                        ----------------------------------
                                        Name: William Sheafer
                                        Title: Vice President and Treasurer